As filed with the Securities and Exchange Commission on September 27, 2005

Registration No.  333-[               ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INLAND REAL ESTATE CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	36-3953261
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

2005 Equity Award Plan

(Full Title of the Plan)

Mark E. Zalatoris

Executive Vice President,

Chief Operating Officer and Treasurer

Inland Real Estate Corporation

2901 Butterfield Road

Oak Brook, Illinois 60523

(Name and address of agent for service)

(630) 218-8000

(Telephone number, including area code, of agent for service)

with a copy to:

Michael J. Choate, Esq.
Shefsky & Froelich Ltd.
111 East Wacker Drive, Suite 2800
Chicago, Illinois  60601
(312) 836-4000

CALCULATION OF REGISTRATION FEES

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value	2,500,000	$15.15	$37,875,000	$4,457.89

(1)  Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Inland Real Estate Corporation 2005 Equity Award Plan.

(2)  Pursuant to Rule 457(h) and 457(c) promulgated under the Securities Act, the offering price per share and, therefore, the registration fee, were based on the average of the high and low trading prices of the common stock as reported by the New York Stock Exchange on September 26, 2005.

PART I

The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to the participants in the Inland Real Estate Corporation 2005 Equity Award Plan as specified under Rule 428(b)(1) as promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  These documents are not required to be, and are not being, filed by Inland Real Estate Corporation (the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Item 3. Incorporation of Documents by Reference.

This Registration Statement incorporates by reference important business and financial information about the Company that is not otherwise included in this Registration Statement.  The following documents filed by the Company with the Commission, Commission File No. 001-32185, are incorporated by reference in this Registration Statement and shall be deemed a part of this Registration Statement:

(a)                                  Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 14, 2005;

(b)                                 Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 9, 2005;

(c)                                  Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 9, 2005;

(d)                                 Current Reports on Form 8-K filed on January 21, February 22, March 1, March 14, March 18, April 20, April 22, May 4, May 20, June 6, June 21, June 28, July 11, July 20, August 18 and September 20, 2005; provided, however, that in no event shall any information disclosed or furnished by the Company under Item 2.02 or Item 7.01 of any Current Report on Form 8-K be deemed incorporated by reference in, or otherwise included in, this Registration Statement except as shall be expressly set forth by specific reference in such filing; and

(d)                                 the description of the Company’s common stock contained in the Company’s Registration Statements on Form 8-A filed with the Commission on April 26, 1996 and May 17, 2004.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered by this Registration Statement have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents; provided, however, that in no event shall any information disclosed or furnished by the Company under Item 2.02 or Item 7.01 of any Current Report on Form 8-K be deemed incorporated by reference in, or otherwise included in, this Registration Statement except as shall be expressly set forth by specific reference in such filing.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated, by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Maryland General Corporation Law (the “MGCL”), under which the Company is organized, provides that directors will have no liability to the corporation or its stockholders for monetary damages if the director performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinary prudent person in a like position would use under similar circumstances.  The Company’s Fourth Articles of Amendment and Restatement (“Articles”) permit the limitation of the liability of the Company’s directors and officers to the maximum extent provided by Maryland law.

Section 2-418 of the MGCL permits a corporation, subject to certain limitations, to indemnify any director made a party to any proceeding (other than an action by or in the right of the corporation in respect of which the person is adjudicated to be liable to the corporation) by reason of service in that capacity against judgments, penalties, fines, settlements and reasonable expenses, including attorneys’ fees, actually incurred by the director in connection with the proceeding unless:

•                                          the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•                                          the director actually received an improper personal benefit in money, property or services; or

•                                          in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

Except as described below, the Articles and the Amended and Restated Bylaws of the Company (the “Bylaws”) authorize and direct the Company to indemnify and pay or reimburse reasonable expenses to any director, officer, employee or agent of the Company to the fullest extent permitted by Maryland law so long as:

•                  the person has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company;

•                  the person was acting on the Company’s behalf or performing services for the Company;

•                  the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that in the event that the person seeking indemnification is or was an independent director, such liability or loss was not the result of gross negligence or willful misconduct; and

•                  any indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the stockholders.

In accordance with Maryland law, the Articles and Bylaws authorize the Company to advance amounts to any person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

•                  the legal action relates to acts or omissions with respect to the performance of duties or services by the person seeking indemnification for or on the behalf of the Company;

•                  the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•                  the person seeking indemnification undertakes to repay to the Company the advanced funds, together with interest at the applicable legal rate of interest, if it is later determined that the person seeking indemnification was not entitled to indemnification.

The Company may purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against any liability incurred in any such capacity with the Company or arising out of such status.  The Company will not, however, incur the costs of any liability insurance that insures any person against liability for which he, she or it could not be indemnified under the Articles or Bylaws.

The Company has been advised that, in the opinion of the Commission, indemnification of liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Description
4.1	2005 Equity Award Plan (1)
4.2	Fourth Articles of Amendment and Restatement of the Registrant (2)
4.3	Amended and Restated Bylaws of the Registrant (3)
4.4	Amended and Restated Dividend Reinvestment Plan of the Registrant (4)
4.5	Specimen Stock Certificate (5)
5.1	Opinion of Shapiro Sher Guinot & Sandler *
23.1	Consent of Shapiro Sher Guinot & Sandler (included in Exhibit 5.1)
23.2	Consent of KPMG LLP *
24.1	Power of Attorney (included on the signature page hereto) *

(1)          Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated June 23, 2005, as filed by the Registrant with the Securities and Exchange Commission on June 28, 2005 (file number 001-32185).

(2)          Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005, as filed by the Registrant with the Securities and Exchange Commission on August 9, 2005 (file number 001-32185).

(3)          Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated September 29, 2004, as filed by the Registrant with the Securities and Exchange Commission on October 1, 2004 (file number 001-32185).

(4)          Incorporated by reference to the Registrant’s Post-Effective Amendment No. 1 to Form S-3 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 30, 2004 (file number 333-107077).

(5)          Incorporated by reference to Exhibit 4.2 to the Registrant’s Post-Effective Amendment No. 1 to Form S-3 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 30, 2004 (file number 333-107077).

(*)         Filed as part of this Registration Statement on Form S-8.

Item 9. Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on September 27, 2005.

INLAND REAL ESTATE CORPORATION

/s/ Mark E. Zalatoris
By:	Mark E. Zalatoris
Title:	Executive Vice President, Chief Operating Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert D. Parks and Mark E. Zalatoris and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cease to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Daniel L. Goodwin	Director and Chairman of the Board	September 27, 2005
Daniel L. Goodwin

/s/ Robert D. Parks	Director and Chief Executive Officer	September 27, 2005
Robert D. Parks	(principal executive officer)

/s/ Roland W. Burris	Director	September 27, 2005
Roland W. Burris

/s/ Thomas P. D’Arcy	Director	September 27, 2005
Thomas P. D’Arcy

/s/ Joel G. Herter	Director	September 27, 2005
Joel G. Herter

/s/ Heidi N. Lawton	Director	September 27, 2005
Heidi N. Lawton

/s/ Thomas H. McAuley	Director	September 27, 2005
Thomas H. McAuley

/s/ Thomas R. McWilliams	Director	September 27, 2005
Thomas R. McWilliams

/s/ Joel D. Simmons	Director	September 27, 2005
Joel D. Simmons

/s/ Brett A. Brown	Chief Financial Officer and Vice President	September 27, 2005
Brett A. Brown	(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description
4.1	2005 Equity Award Plan (1)
4.2	Fourth Articles of Amendment and Restatement of the Registrant (2)
4.3	Amended and Restated Bylaws of the Registrant (3)
4.4	Amended and Restated Dividend Reinvestment Plan of the Registrant (4)
4.5	Specimen Stock Certificate (5)
5.1	Opinion of Shapiro Sher Guinot & Sandler *
23.1	Consent of Shapiro Sher Guinot & Sandler (included in Exhibit 5.1)
23.2	Consent of KPMG LLP *
24.1	Power of Attorney (included on the signature page hereto) *

(1)          Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated June 23, 2005, as filed by the Registrant with the Securities and Exchange Commission on June 28, 2005 (file number 001-32185).

(2)          Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005, as filed by the Registrant with the Securities and Exchange Commission on August 9, 2005 (file number 001-32185).

(3)          Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated September 29, 2004, as filed by the Registrant with the Securities and Exchange Commission on October 1, 2004 (file number 001-32185).

(4)          Incorporated by reference to the Registrant’s Post-Effective Amendment No. 1 to Form S-3 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 30, 2004 (file number 333-107077).

(5)          Incorporated by reference to Exhibit 4.2 to the Registrant’s Post-Effective Amendment No. 1 to Form S-3 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 30, 2004 (file number 333-107077).

(*)         Filed as part of this Registration Statement on Form S-8.